CORNERSTONE BANCSHARES, INC.

CORNERSTONE BANCSHARES, INC.
6401 LEE HIGHWAY, SUITE 119
CHATTANOOGA, TN 37421
ATTN: FRANK HUGHES

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M92154-P66121 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CORNERSTONE BANCSHARES, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS.

		For	Against	Abstain
1.	*Approval of the Merger Proposal.* To approve and adopt an Agreement and Plan of Merger, dated December 5, 2014, by and among the Cornerstone Bancshares, Inc. (the "Company"), SmartFinancial, Inc. ("SmartFinancial"), Cornerstone Community Bank and SmartBank pursuant to which SmartFinancial will merge with and into the Company (the "Merger").	☐	☐	☐
2.	*Approval of the Authorized Stock Amendment Proposal.* To approve an amendment to the Company's amended and restated charter to increase the number of authorized shares of the Company's common stock from 20,000,000 to 40,000,000.	☐	☐	☐
3.	*Approval of the Reverse Stock Split Amendment Proposal.* To approve an amendment to the Company's amended and restated charter to provide that each four shares of the Company's common stock currently issued and outstanding shall automatically be reclassified and changed into one fully paid and non-assessable share of common stock.	☐	☐	☐
4.	*Approval of the Amendment and Restatement Proposal.* To approve the adoption of a second amended and restated Charter of the Company that, among other things, consolidates the foregoing amendments into a single instrument, as appropriate, changes the name of the Company to "SmartFinancial, Inc." upon the effective time of the Merger, changes the Company's principal address to 5401 Kingston Pike, Suite 600, Knoxville, Tennessee 37919 upon the effective time of the merger; and determines the preferences, limitations and relative rights of the Cornerstone Non-Cumulative Perpetual Preferred Stock, Series B to be exchanged for the SmartFinancial Non-Cumulative Perpetual Preferred Stock, Series A at the effective time of the Merger.	☐	☐	☐
5.	*Approval of the Stock Plan Proposal.* To approve the adoption of the Cornerstone 2015 Stock Incentive Plan.	☐	☐	☐
6.	*Election of Directors.* To elect the following nine (9) directors to serve until the 2015 annual meeting of the shareholders or the effective time of the Merger. **Nominees:**			
6a.	Monique P. Berke	☐	☐	☐
6b.	B. Kenneth Driver	☐	☐	☐
6c.	Karl Fillauer	☐	☐	☐
6d.	Nathaniel F. Hughes	☐	☐	☐
6e.	Frank S. McDonald	☐	☐	☐
6f.	Doyce G. Payne, M.D.	☐	☐	☐
6g.	W. Miller Welborn	☐	☐	☐
6h.	Billy O. Wiggins	☐	☐	☐
6i.	Marsha Yessick	☐	☐	☐
7.	*Compensation Proposal.* To approve, on an advisory basis, the compensation of the Company's named executives in connection with the completion of the Merger.	☐	☐	☐
8.	*Ratification of Independent Accounting Firm.* To ratify the appointment of Mauldin & Jenkins, LLC as the Company's independent registered public accounting firm for 2015.	☐	☐	☐
9.	*Adjournment.* To approve adjournment of the Company's annual meeting if there are not sufficient votes to constitute a quorum at the Company's annual shareholders meeting to a later date or dates in order to permit further solicitation of proxies.	☐	☐	☐
10.	*Other Business.* To transact such other business as may properly come before the annual meeting or any adjournments or postponements thereof.			

Said proxies will vote on the proposals set forth in the Notice of Meeting and Joint Proxy Statement/Prospectus as specified on this card. If a vote is not specified, the proxies will be voted (i) "FOR" the approval of the merger proposal, (ii) "FOR" the authorized stock amendment proposal, (iii) "FOR" the reverse stock split proposal, (iv) "FOR" the amendment and restatement proposal, (v) "FOR" the stock plan proposal, (vi) "FOR" the election of the nine persons specified as nominees for directors of Cornerstone, (vii) "FOR" the compensation plan proposal, (viii) "FOR" the ratification of the Audit Committee's appointment of Mauldin & Jenkins, LLC as Cornerstone's independent registered public accounting firm for the fiscal year ending December 31, 2015, and (ix) "FOR" adjournment, in accordance with the recommendations of the board in connection with the transaction of such other business as may properly come before the annual meeting.

NOTE: PLEASE DATE PROXY AND SIGN IT EXACTLY AS NAME OR NAMES APPEAR ON THIS CARD. ALL JOINT OWNERS OF SHARES SHOULD SIGN. STATE FULL TITLE WHEN SIGNING AS EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, ETC. PLEASE PROMPTLY RETURN SIGNED PROXY IN THE ENCLOSED ENVELOPE

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

THE DIRECTORS AND OFFICERS OF CORNERSTONE BANCSHARES, INC. CORDIALLY INVITE YOU TO ATTEND OUR ANNUAL MEETING OF SHAREHOLDERS JUNE 17, 2015
6:00 PM EDT
EPB BUILDING
7TH FLOOR AUDITORIUM
10 W. MARTIN LUTHER KING, JR. BLVD.
CHATTANOOGA, TN 37402

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS:
The Company's Joint Proxy Statement/Prospectus and 2014 Annual Report to Shareholders are available at www.cscbank.com in the Investor Relation Section.

M92155-P66121

REVOCABLE PROXY CORNERSTONE BANCHARES, INC.

The undersigned hereby appoints Nathaniel F. Hughes and Doyce Payne, with full power of substitution, as proxies to vote all shares of Common Stock of Cornerstone Bancshares, Inc. (the "Company") which the undersigned is entitled to vote at the Shareholder Meeting to be held on June 17, 2015, beginning at 6:00 pm local time, and at any adjournment or postponement thereof.

The Directors recommend that any shareholder desiring to revoke his or her proxy and vote in person at the **Shareholders** ***Meeting arrive at the meeting location by 5:30 pm local time to facilitate confirmation of numbers of*** ***shares eligible vote.***

Continued and to be signed on reverse side